BYLAWS

OF

ZEROSTACK CORP.

BYLAWS

OF

ZEROSTACK CORP.

ARTICLE 1
OFFICES

1.1 Registered Office

The principal office of ZeroStack Corp. (the "Corporation") shall be located at such place, within or without the State of Texas, as the board of directors of the Corporation (the "Board of Directors") may designate. The initial registered office and registered agent of the Corporation is set forth in the certification of formation of the Corporation (as the same may be amended from time to time, the "Certificate of Formation") and may be altered from time to time by resolution of the Board of Directors.

1.2 Other Offices

The Corporation may have such other offices, both within and without the State of Texas, as the Board of Directors may from time to time determine or as the business of the Corporation may require.

ARTICLE 2
MEETINGS OF SHAREHOLDERS

2.1 Place of Meetings

All meetings of the shareholders shall be held at such place, within or without the State of Texas, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. The Board of Directors may, in its discretion, determine that the meeting shall be held solely by means of remote communication as authorized by Section 6.002(a) of the Texas Business Organizations Code (the "TBOC"). If authorized by the Board of Directors, and subject to any guidelines and procedures adopted by the Board of Directors, shareholders not physically present at a shareholders' meeting may participate in the meeting by means of remote communication and may be considered present in person and may vote at the meeting, whether held at a designated place or solely by means of remote communication, subject to the conditions imposed by applicable law. In the absence of any such designation or determination, shareholders' meetings shall be held at the Corporation's principal executive office.

2.2 Annual Meetings

Annual meetings of shareholders shall be held on such date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which meeting the shareholders shall elect a Board of Directors and transact such other business as may properly be brought before the meeting. The Board of Directors may postpone, adjourn, reschedule or cancel (to the extent permitted under the TBOC) any previously scheduled annual meeting of shareholders, for any reason or no reason.

2.3 Special Meetings

(a) Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Formation, may be called by (i) the Board of Directors, the Chairperson of the Board of Directors, the Chief Executive Officer, or the President of the Corporation or (ii) the Secretary of the Corporation as set forth in this Section 2.3. Other than procedural matters, no business may be transacted at any special meeting of shareholders other than the business specified in the notice of such meeting. The Board of Directors may postpone, adjourn, reschedule or cancel (to the extent permitted under the TBOC) any previously scheduled special meeting of shareholders, for any reason or no reason.

(b) A special meeting requested by one or more shareholders (a "Shareholder Requested Meeting") holding the requisite percentage specified in the Certificate of Formation (the "Requisite Percentage") shall be called by the Secretary only if the shareholders requesting such meeting provide the information set forth in Section 2.3(c) below and otherwise comply with this Section 2.3, as determined by the Board of Directors. For purposes of these Bylaws, any determination to be made by the Board of Directors may be made by the Board of Directors, a committee of the Board of Directors or any officer of the Corporation designated by the Board of Directors or a committee of the Board of Directors, and any such determination shall be final and binding on the Corporation, its shareholders and any other person so long as made in good faith, without any further requirements.

(c) In order for a Shareholder Requested Meeting to be called by the Secretary pursuant to Section 2.3(b), one or more written requests for a special meeting (individually or collectively, a "Special Meeting Request") signed and dated by the shareholder(s) that Own(s) (as defined in Section 2.3(f)) the Requisite Percentage (or its or their respective duly authorized agent) must be delivered to the Secretary at the principal executive office of the Corporation and must be accompanied by:

(i) in the case of any Shareholder Requested Meeting at which director nominations are proposed to be presented, the information and documentation required by Section 2.15, including any updates or supplements thereto required pursuant to Section 2.15, if applicable;

(ii) in the case of any Shareholder Requested Meeting at which any business other than director nominations is proposed to be presented, the information and documentation required by Section 2.14(a)(ii) (as though such provision were applicable to special meetings), as well as any updates or supplements thereto required pursuant to Section 2.14(a)(ii), if applicable; and

(iii) as to each shareholder of the Corporation signing such request, or if such shareholder is a nominee or custodian, the beneficial owner(s) on whose behalf such request is signed, an affidavit by each such person (A) stating the class or series and number of shares of capital stock of the Corporation that he, she, or it Owns as of the date such request was signed; and (B) agreeing to (I) update and supplement such affidavit as of the record date for the Shareholder Requested Meeting (and such update and supplement shall be delivered to the Secretary at the principal executive office of the Corporation not later than five Business Days (as defined below) after the record date for such Shareholder Requested Meeting) and as of the date that is ten Business Days prior to the date of the Shareholder Requested Meeting (and such update and supplement shall be delivered to the Secretary at the principal executive office of the Corporation not later than seven Business Days prior to the date of such Shareholder Requested Meeting) and (II) notify the Corporation promptly (and in any event within forty-eight (48) hours) in writing to the Secretary at the principal executive office of the Corporation of any disposition after the record date for such Shareholder Requested Meeting, but prior to the date of the Shareholder Requested Meeting. For purposes of these Bylaws, "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of Texas are authorized or obligated by law or executive order to close.

(d) One or more written requests for a special meeting delivered to the Secretary shall constitute a valid Special Meeting Request only if each such written request satisfies the requirements of this Section 2.3 and has been dated and delivered to the Secretary within 30 days of the earliest dated of such requests. Any requesting shareholder may revoke his, her, or its Special Meeting Request at any time by written revocation delivered to the Secretary at the principal executive office of the Corporation; provided, however, that if following such revocation, the unrevoked valid Special Meeting Requests represent in the aggregate less than the Requisite Percentage, there shall be no requirement to hold a Shareholder Requested Meeting. Except as otherwise provided by applicable law or except to the extent previously determined by the Board of Directors in connection with a Special Meeting Request, the chairperson of the Shareholder Requested Meeting shall have the power and duty (i) to determine whether any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 2.3 and applicable law and (ii) if any proposed business was not made or proposed in compliance with this Section 2.3 and applicable law, to declare that such proposed business shall not be transacted.

(e) If none of the shareholders who submitted the Special Meeting Request, or their qualified representatives, appears in person (including virtually) at the Shareholder Requested Meeting and presents the matters to be presented for consideration that were specified in the Special Meeting Request, the Corporation need not present such matters for a vote at such meeting (notwithstanding that ballots or proxies in respect of such matter may have been received by the Corporation). For purposes of these Bylaws, to be considered a qualified representative of a shareholder, (i) a person must be a duly authorized officer, manager, or partner of such shareholder or must be authorized by a writing executed by such shareholder stating that such person is authorized to act for such shareholder as proxy at the meeting of shareholders; and (ii) prior to the presentation of such matters at the meeting of shareholders, such person must produce a valid government-issued photo identification, as well as either (A) proof that he, she, or it is a duly authorized officer, manager, or partner of such shareholder or (B) such writing (or a reliable reproduction or electronic transmission of the writing).

(f) For purposes of these Bylaws, a shareholder or beneficial owner shall be deemed to "Own" only those outstanding shares of the Corporation's capital stock as to which such person possesses both: (i) the full voting and investment rights pertaining to such shares and (ii) the full economic interest in (including the opportunity for profit from and the risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares (A) purchased by such person or any of its Affiliates (as defined below) in any transaction that has not been settled or closed; (B) sold short by such person or any of its Affiliates; (C) borrowed by such person or any of its Affiliates for any purpose or purchased by such person or any of its Affiliates pursuant to an agreement to resell or subject to any other obligation to resell to another person; or (D) subject to any option, warrant, forward contract, swap, contract of sale, or other derivative or similar agreement entered into by such person or any of its Affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of outstanding capital stock of the Corporation, in any such case which instrument or agreement has, or is intended to have, or if exercised would have the purpose or effect of (I) reducing in any manner, to any extent, or at any time in the future, such person's or any of its Affiliates' full right to vote or direct the voting of any such shares, or (II) hedging, offsetting or altering to any degree any gain or loss arising from the full economic ownership of such shares by such person or any of its Affiliates. For purposes of these Bylaws, a shareholder or beneficial owner shall Own shares held in the name of a nominee or other intermediary so long as the person retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. For purposes of these Bylaws, a person shall be deemed to continue to Own shares during any period in which the person has delegated any voting power by means of a proxy, power of attorney, or other instrument or arrangement that is revocable at any time by the person. For purposes of these Bylaws, a person shall also be deemed to continue to Own shares during any period in which the person has loaned such shares, provided that the person has the power to recall such loaned shares on no more than five Business Days' notice, the person recalls the loaned shares no later than five Business Days after being notified that the Shareholder Requested Meeting will be held, and the person holds the recalled shares through the date of the Shareholder Requested Meeting. The determination of the extent to which a shareholder or beneficial owner "Owns" any shares of capital stock of the Corporation for these purposes shall be made by the Board of Directors. The terms "Owned," "Owning" and "Ownership" and other variations of the word "Own" shall have correlative meanings in these Bylaws. For purposes of these Bylaws, the term "Affiliates" shall have the meaning given in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

2.4 Notice of Shareholder Meetings

(a) Generally. Whenever shareholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, if any, date and hour of the meeting, the means of remote communications, if any, by which shareholders and proxy holders may be deemed to be present in person and vote at such meeting. Except as otherwise provided in the TBOC, the Certificate of Formation or these Bylaws, the written notice of any meeting of shareholders shall be given not less than 10 nor more than 60 days before the date of the meeting to each shareholder entitled to vote at such meeting as of the record date. If said notice is for a special meeting of shareholders, it shall in addition state the purpose or purposes for which the meeting is called, and the business transacted at such meeting shall be limited to the matters so stated in the Corporation's notice of meeting (or any supplement thereto). Any meeting of shareholders as to which notice has been given may be postponed, and any meeting of shareholders as to which notice has been given may be cancelled (to the extent permitted by the TBOC), by the Board upon public announcement (as defined below) given before the date previously scheduled for such meeting. Notwithstanding the foregoing, notice of a shareholder meeting regarding a "fundamental business transaction" (as defined in the TBOC) must (a) be given to each shareholder of the Corporation not later than 21 days prior to the meeting, regardless of whether the shareholder is entitled to vote on the matter, and (b) state that the purpose, or one of the purposes, of the meeting is to consider a fundamental business transaction. For purposes of these Bylaws, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or other national news service or in a document publicly filed or furnished by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act (or any successor thereto) or by such other means as is reasonably designed to inform the public or shareholders of the Corporation in general of such information, including posting on the Company's investor relations website.

(b) Notice By Electronic Transmission. Without limiting the manner by which notice otherwise may be given to shareholders pursuant to the TBOC, the Certificate of Formation or these Bylaws, any notice to shareholders given by the Corporation under any provision of the TBOC, the Certificate of Formation or these Bylaws shall be effective if given by a form of electronic transmission consented to by the shareholder to whom the notice is given. Any such consent shall be revocable by the shareholder by written notice to the Corporation. Any such consent shall be deemed revoked if (a) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent; (b) such inability becomes known to the Secretary or to the Corporation's transfer agent, or other person responsible for the giving of notice; provided, however, that the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action. Any notice given pursuant to this Section 2.4(b) shall be deemed given: (i) if by facsimile telecommunication, when transmitted to a number at which the shareholder has consented to receive notice; (ii) if by electronic mail, when transmitted to an electronic mail address at which the shareholder has consented to receive notice; (iii) if by a posting on an electronic network together with separate notice to the shareholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and (iv) if by any other form of electronic transmission, when communicated to the shareholder. An affidavit of the Secretary or of the Corporation's transfer agent or other agent of the Corporation that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of this Section 2.4(b), an "electronic transmission" means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

(c) Notice to Shareholders Sharing an Address. To the extent permitted under the TBOC, without limiting the manner by which notice otherwise may be given to shareholders pursuant to the TBOC, the Certificate of Formation or these Bylaws, any notice to shareholders given by the Corporation under the provisions of the TBOC, the Certificate of Formation or these Bylaws shall be effective if given by a single written notice to shareholders who share an address if consented to by the shareholders at that address to whom such notice is given. Any such consent shall be revocable by the shareholder by written notice to the Corporation. Any shareholder who fails to object in writing to the Corporation within 60 days of having been given written notice by the Corporation of its intention to send the single written notice shall be deemed to have consented to receiving such single written notice.

(d) Waiver of Notice. Whenever notice is required to be given to shareholders, directors or other persons under any provision of the TBOC, the Certificate of Formation or these Bylaws, a written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person participates in or attends a meeting solely to object to the transaction of business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the shareholders or the board of directors, as the case may be, need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the Certificate of Formation or these Bylaws.

2.5 Quorum

The holders of at least one-third of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business, except as otherwise provided by statute or by the Certificate of Formation.

If a quorum is not established at any meeting of the shareholders, then either (a) the chairperson of the meeting or (b) a majority of the shares present or represented by proxy and entitled to vote at the meeting shall have power to adjourn the meeting, from time to time and without notice other than announcement at the meeting as further described in Section 2.6, until a quorum is established.

2.6 Adjourned Meetings; Notice

When a meeting is adjourned to another time or place, unless these Bylaws otherwise require, notice need not be given of the adjourned meeting if the time, place, if any, thereof, and the means of remote communications, if any, by which shareholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

2.7 Chairperson of Meetings; Conduct of Business

Unless otherwise determined by the Board of Directors, the Chairperson of the Board of Directors shall act as chairperson of any meetings of shareholders. Only the Board of Directors may determine who shall act as chairperson of any meeting of shareholders. In the absence of such designation, the Chairperson of the Board of Directors, if any, the Chief Executive Officer (in the absence of the Chairperson of the Board of Directors) or the President (in the absence of the Chairperson of the Board of Directors and the Chief Executive Officer), or in their absence any other executive officer of the Corporation, shall serve as chairperson of the shareholder meeting. The Secretary of the Corporation shall act as secretary of the meeting. If the Secretary of the Corporation is not present, the chairperson of the meeting shall appoint a secretary of the meeting.

The Board of Directors may adopt such rules and regulations for the conduct of the meeting of shareholders as it shall deem appropriate. Unless otherwise determined by the Board of Directors prior to the meeting, the chairperson of the meeting shall determine the order of business and shall have the authority in his or her discretion to regulate the conduct of any such meeting, including (a) convening the meeting, concluding the meeting and rescheduling, recessing or adjourning the meeting, regardless of whether a quorum is present, to a later date and time and at a place, if any, announced at the meeting, (b) announcing the date and time of the opening and the closing of the polls for each matter upon which the shareholders will vote, (c) imposing restrictions on the persons (other than shareholders of record of the Corporation or their duly appointed proxies) who may attend any such meeting, (d) establishing procedures for the dismissal of business not properly presented, (e) maintaining order at the meeting and safety of those present, (f) restricting entry to the meeting after the time fixed for commencement, (g) limiting the circumstances in which any person may make a statement or ask questions, and the time allotted thereto, at any meeting of shareholders, (h) removing any shareholder or any other individual who refuses to comply with meeting rules, regulations or procedures, (i) restricting the use of audio and video recording devices, cell phones and other electronic devices, (j) establishing rules, regulations or procedures for compliance with any state or local laws or regulations, including those concerning safety, health and security, and (k) implementing procedures (if any) requiring attendees to provide the Corporation advance notice of their intent to attend the meeting.

2.8 Voting

(a) Except as otherwise provided by the TBOC or the Certificate of Formation, each shareholder shall be entitled to one vote for each outstanding share of capital stock of the Corporation held by such shareholder. Any share of capital stock of the Corporation held by the Corporation shall have no voting rights. Except as otherwise provided by the TBOC, the Certificate of Incorporation or these Bylaws, in all matters other than the election of directors, the affirmative vote of the majority of the shares of capital stock of the Corporation present in person or by means of remote communication (if applicable) or represented by proxy at the meeting and entitled to vote on the subject matter, voting as a single class, shall be the act of the shareholders. Subject to the rights of the holders of any series of preferred stock to elect additional directors under specific circumstances, nominees for director shall be elected by a majority of votes cast at any meeting for the election of directors at which a quorum is present. For purposes of these Bylaws, a "majority of votes cast" shall mean that the number of shares of capital stock of the Corporation voted "for" a nominee's election exceeds the number of shares of capital stock of the Corporation voted "against" such nominee's election, with abstentions and broker non-votes not counted as votes cast either "for" or "against" such nominee's election. Shares abstaining from voting on a matter and broker non-votes will be counted for purposes of determining a quorum but will not count as votes cast. Notwithstanding the foregoing, in the event of a contested election, nominees for director shall be elected by a plurality of votes cast by holders of shares of capital stock of the Corporation entitled to vote in the election of directors at a meeting at which a quorum is present. For purposes of these Bylaws, a "contested election" shall mean an annual or special meeting of the Corporation with respect to which (i) the Secretary of the Corporation receives a notice that a shareholder has nominated or intends to nominate a person for election to the Board of Directors in compliance with the requirements for shareholder nominees for director set forth in Section 2.14 or under applicable law and (ii) such nomination has not been withdrawn by such shareholder on or prior to the 10th day before the Corporation first mails its notice of meeting for such meeting to the shareholders.

(b) If a nominee for director who is an incumbent director fails to receive a majority of votes cast and no successor has been elected at such meeting, the director shall promptly tender his or her resignation to the Board of Directors. The Nominating and Corporate Governance Committee of the Board of Directors (the "Nominating and Corporate Governance Committee") shall consider the tendered resignation and recommend to the Board of Directors whether to accept it. The Board of Directors shall consider and act on the tendered resignation, taking into account the Nominating and Corporate Governance Committee's recommendation, within 90 days following certification of the shareholder vote, and thereafter shall promptly disclose its decision whether to accept the director's tendered resignation (and, if applicable, the reasons for rejecting the resignation) in a public announcement. Any director who tenders his or her resignation pursuant to this provision shall not participate in the Nominating and Corporate Governance Committee's recommendation or the decision of the Board of Directors with respect to his or her resignation. If such incumbent director's resignation is not accepted by the Board of Directors, such director shall continue to serve until the next annual meeting of shareholders, or his or her earlier death, resignation or removal. If a director's resignation is accepted by the Board of Directors pursuant to these Bylaws, or if a nominee for director fails to receive a majority of votes cast and the nominee is not an incumbent director, then the Board of Directors, in its sole discretion, may fill any resulting vacancy pursuant to the provisions of these Bylaws or may decrease the size of the Board of Directors.

2.9 Shareholder Action by Written Consent Without a Meeting

Subject to the rights of the holders of the shares of any series of preferred stock or any other class of stock or series thereof that have been expressly granted the right to take action by less than unanimous written consent, unless otherwise provided in the Certificate of Formation, any action required or permitted by the TBOC to be taken at any annual or special meeting of shareholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, is signed by the holder or holders of all of the shares entitled to vote on the matter. Any such action taken by written consent must be delivered to the Corporation at its principal office.

2.10 Closing of Transfer Records and Fixing Record Date

For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any distribution, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may provide that the transfer records shall be closed for a stated period but not to exceed, in any case, 60 days. If the transfer records shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such ledger shall be closed for at least 10 days immediately preceding such meeting. In lieu of closing the transfer records, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than 60 days, and, in case of a meeting of shareholders, not less than 10 days (or such longer period or may be required by the TBOC), prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the transfer records are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a distribution, the date on which notice of the meeting is given to shareholders or the date on which the resolution of the Board of Directors declaring such distribution is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section 2.10, such determination shall apply to any adjournment thereof, except where the determination has been made through the closing of the transfer records and the stated period of closing has expired.

2.11 Voting List

The officer who has charge of the stock ledger of the Corporation shall prepare, no later than the 11th day before every meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting or any adjournment thereof, arranged in alphabetical order, and showing the address of each shareholder, the type of shares held by each shareholder, the number of shares held by each shareholder, and the number of votes that each shareholder is entitled to if the number of votes is different from the number of shares held.

The Corporation shall not be required to include electronic mail addresses or other electronic contact information on such list. Such list shall be kept on file at the registered office or principal executive office of the Corporation for a period of at least 10 days prior to the date of the applicable meeting, and shall be open to the examination of any shareholder for any purpose germane to the meeting for a period of at least 10 days prior to the meeting (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours, at the Corporation's principal place of business. In the event that the Corporation determines to make the list available on an electronic network, the Corporation must take reasonable steps to ensure that such information is available only to shareholders of the Corporation. Such list shall be prima facie evidence of which shareholders are entitled to vote at the meeting.

2.12 Proxies

Each shareholder entitled to vote at a meeting of shareholders may authorize another person or persons to act for such shareholder by proxy authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting, but no such proxy shall be voted or acted upon after 11 months from its date, unless the proxy provides for a longer period. A proxy shall be revocable unless the proxy form conspicuously states on its face that it is irrevocable and the proxy is coupled with an interest. A written proxy may be in any form of electronic transmission permitted under the TBOC which sets forth or is submitted with information from which it can be determined that the electronic transmission was authorized by the person as provided in Section 21.367 of the TBOC. Any shareholder directly or indirectly soliciting proxies from other shareholders may use any proxy card color other than white, which shall be reserved for the exclusive use by the Board of Directors.

2.13 Inspector of Election

The Corporation may, and to the extent required by the TBOC, shall, in advance of any meeting of shareholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of shareholders, the person presiding at the meeting may, and to the extent required by the TBOC, shall, appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. Every vote taken by ballots shall be counted by an inspector or inspectors appointed by the chairperson of the meeting.

2.14 Advance Notice of Proposals

(a) Annual Meetings of Shareholders. No business may be transacted at an annual meeting of shareholders, other than business that is either (i) specified in the Corporation's notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors or (iii) otherwise properly brought before the annual meeting by any shareholder of the Corporation (A) who is a shareholder of record entitled to vote at such annual meeting on the date of the giving of the notice provided for in this Section 2.14(a), on the record date for the determination of shareholders entitled to vote at such annual meeting and on the date of the annual meeting and (B) who complies with the notice procedures set forth in this Section 2.14(a). Notwithstanding anything in this Section 2.14(a) to the contrary, only persons nominated for election as a director to fill any term of a directorship that expires on the date of the annual meeting pursuant to Section 2.15 will be considered for election at such meeting.

(i) In addition to any other applicable requirements, for business (other than director nominations) to be properly brought before an annual meeting by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary and such business must otherwise be a proper matter for shareholder action. Subject to Section 2.14(a)(iii), a shareholder's notice to the Secretary with respect to such business, to be timely, must be received by the Secretary at the principal executive office of the Corporation not earlier than the close of business on the 120th day nor later than the close of business on the 90th day before the anniversary date of the immediately preceding annual meeting of shareholders; provided, however, that in the event that the annual meeting is more than 30 days before or more than 60 days after such anniversary date (or if there has been no prior annual meeting), notice by the shareholder to be timely must be so delivered not earlier than the close of business on the120th day before the meeting and not later than the later of (A) the close of business on the 90th day before the meeting and (B) the close of business on the tenth day following the day on which public announcement of the date of the annual meeting is first made by the Corporation. The public announcement of an adjournment, recess, rescheduling or postponement of an annual meeting shall not commence a new time period (or extend any time period) for the giving of a shareholder's notice as described in this Section 2.14(a).

(ii) To be in proper written form, a shareholder's notice to the Secretary with respect to any business (other than director nominations) to bring before any annual meeting of shareholders must set forth as to each such matter such shareholder proposes to bring before the annual meeting (A) a brief description of the business desired to be brought before the annual meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event such business includes a proposal to amend these Bylaws, the language of the proposed amendment) and the reasons for conducting such business at the annual meeting, (B) the name and record address of such shareholder and the name and address of the beneficial owner, if any, on whose behalf the proposal is made, (C) the class or series and number of shares of capital stock of the Corporation that are owned beneficially and of record by such shareholder and by the beneficial owner, if any, on whose behalf the proposal is made, (D) a description of all agreements, arrangements or understandings (whether written or oral) between or among such shareholder and the beneficial owner, if any, on whose behalf the proposal is made and any other person or persons (including their names and addresses) in connection with the proposal of such business by such shareholder, (E) any material interest, direct or indirect, of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made in such business, other than an interest arising from the ownership of Corporation securities where such shareholder or such beneficial owner receives no extra or special benefit not shared on a pro rata basis by all other holders of the same class or series, and (F) a representation that such shareholder (or a qualified representative of such shareholder) intends to appear in person or by proxy at the annual meeting to bring such business before the meeting. As to the shareholder giving the notice and each beneficial owner, if any, on whose behalf the proposal is made (including any Affiliate or Associate (as defined below)), such shareholder's notice must set forth: (I) the name and address of the shareholder proposing such business as they appear on the Corporation's books as of the date of the notice and the name and address of such beneficial owner, if any; (II) the class or series and number of shares of the Corporation that are, directly or indirectly, owned beneficially or of record (within the meaning of Rule 13d-3 under the Exchange Act) by such shareholder and such beneficial owner, if any (except that any such person shall in all events be deemed to beneficially own any shares of any class or series of the Corporation as to which such person has a right to acquire beneficial ownership at any time in the future); (III) a description of any agreement, arrangement, understanding, or relationship with respect to the proposal between or among such shareholder or such beneficial owner and any of their respective Affiliates or Associates; (IV) a description of any proxy, contract, agreement, arrangement, understanding, or relationship pursuant to which such shareholder and such beneficial owner, if any, has a right to vote any shares of any security of the Corporation; (V) a description of any agreement, arrangement, understanding, or relationship (including any hedging transactions and any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, and borrowed or loaned shares (a "Derivative Instrument")) directly or indirectly owned beneficially by such shareholder and such beneficial owner, if any, whether or not such instrument or right shall be subject to settlement in underlying shares of capital stock of the Corporation, the effect or intent of which is to mitigate loss to, manage risk, or benefit from share price changes for, or increase or decrease the voting power of, such shareholder or such beneficial owner, with respect to securities of the Corporation; (VI) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such shareholder or beneficial owner, if any, is a general partner or, directly or indirectly, beneficially owns an interest in a general partner; (VII) any performance-related fees (other than an asset-based fee) that such shareholder or beneficial owner, if any, is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including any such interests held by members of such shareholder's or beneficial owner's immediate family sharing the same household; (VIII) any rights to distributions or dividends on the shares of the Corporation owned beneficially by such shareholder or beneficial owner, if any, that are separated or separable from the underlying shares of the Corporation; (IX) a representation as to whether such shareholder or such beneficial owner, if any, intends or is part of a group that intends to (1) deliver a proxy statement and form of proxy to the Corporation's shareholders or (2) otherwise solicit proxies or votes from shareholders in support of such proposal; and (X) any other information relating to such shareholder and such beneficial owner, if any, required to be disclosed in a proxy statement required to be made in connection with a contested solicitation of proxies for the proposal pursuant to and in accordance with Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of these Bylaws, the term "Associates" shall have the meaning given in Rule 12b-2 under the Exchange Act. A shareholder providing notice of any business proposed to be brought before a meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.14 shall be true and correct in all material respects as of the record date for the meeting and as of the date that is ten Business Days prior to the meeting or any adjournment, recess, rescheduling, or postponement thereof. Such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive office of the Corporation (x) not later than five Business Days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and (y) not later than seven Business Days prior to the date for the meeting or any adjournment, recess, rescheduling, or postponement thereof (in the case of the update and supplement required to be made as of ten Business Days prior to the meeting or any adjournment, recess, rescheduling, or postponement thereof).

(iii) The foregoing notice requirements of this Section 2.14(a) shall be deemed satisfied by a shareholder as to any proposal (other than director nominations) if the shareholder has notified the Corporation of such shareholder's intention to present such proposal at an annual meeting in compliance with Rule 14a-8 (or any successor thereof) of the Exchange Act, and such shareholder has complied with the requirements of such rule for inclusion of such proposal in a proxy statement prepared by the Corporation to solicit proxies for such annual meeting. If the Board of Directors or the chairperson of the annual meeting determines that any shareholder proposal was not made in accordance with the provisions of this Section 2.14(a) or that the information provided in a shareholder's notice does not satisfy the information requirements of this Section 2.14(a), such proposal shall not be presented for action at the annual meeting. Further, the Board of Directors may, in its discretion, exclude from any proxy materials sent to shareholders any matters that may properly be excluded under the Exchange Act, Securities and Exchange Commission rules, or other applicable laws. Notwithstanding the foregoing provisions of this Section 2.14(a), if the shareholder (or a qualified representative of the shareholder) does not appear at the annual meeting of shareholders of the Corporation to present the proposed business, such proposed business shall not be transacted, notwithstanding that proxies in respect of such matter may have been received by the Corporation.

(iv) In addition to the provisions of this Section 2.14(a), a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein. Nothing in this Section 2.14(a) shall be deemed to affect any rights of shareholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

(b) Special Meetings of Shareholders. Other than procedural matters, only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which directors are to be elected pursuant to the Corporation's notice of meeting only pursuant to Section 2.15.

(c) Additional Requirements. Notwithstanding the other provisions of this Section 2.14, no shareholder or group of shareholders may submit a matter for consideration at any annual or special meeting of shareholders, other than director nominations and procedural resolutions that are ancillary to the conduct of such meeting, unless such shareholder or group of shareholders (i) holds a number of voting shares (as defined in Section 21.373(a)(2) of the TBOC) of the Corporation, determined as of the date of submission of the proposal, equal to at least (A) $1 million in market value or (B) 3% of the outstanding voting shares of the Corporation, (ii) held such number of voting shares of the Corporation for a continuous period of at least six months before the date of the meeting, (iii) holds such number of voting shares of the Corporation throughout the entire duration of the meeting and (iv) solicits the holders of shares representing at least 67% of shares entitled to vote on the proposal.

2.15 Advance Notice for Nomination of Directors

(a) Subject in all respects to the provisions of the Certificate of Formation, only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation, except as may be otherwise provided by the terms of one or more series of preferred stock with respect to the rights of holders of one or more series of preferred stock to elect directors. Nominations of persons for election to the Board of Directors at any annual meeting of shareholders, or at any special meeting of shareholders called for the purpose of electing directors as set forth in the Corporation's notice of such special meeting, may be made (i) by or at the direction of the Board of Directors or (ii) by any shareholder of the Corporation (A) who is a shareholder of record entitled to vote in the election of directors on the date of the giving of the notice provided for in this Section 2.15, on the record date for the determination of shareholders entitled to vote at such meeting and at the time of such meeting and (B) who complies with the notice procedures and other requirements set forth in this Section 2.15 and with applicable law.

(b) In addition to any other applicable requirements, for a nomination to be made by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary. To be timely, a shareholder's notice to the Secretary must be received by the Secretary at the principal executive office of the Corporation (i) in the case of an annual meeting, not earlier than the close of business on the 120th day nor later than the close of business on the 90th day before the anniversary date of the immediately preceding annual meeting of shareholders; provided, however, that in the event that the annual meeting is more than 30 days before or more than 60 days after such anniversary date (or if there has been no prior annual meeting), notice by the shareholder to be timely must be so received no earlier than the close of business on the 120th day before the meeting and no later than the later of (A) the close of business on the 90th day before the meeting and (B) the close of business on the tenth day following the day on which public announcement of the date of the annual meeting was first made by the Corporation; and (ii) in the case of a special meeting of shareholders called for the purpose of electing directors, not later than the close of business on the tenth day following the day on which public announcement of the date of the special meeting is first made by the Corporation. In no event shall the public announcement of an adjournment, recess, rescheduling or postponement of an annual meeting or special meeting commence a new time period (or extend any time period) for the giving of a shareholder's notice as described in this Section 2.15.

(c) Notwithstanding anything in paragraph (b) to the contrary, in the event that the number of directors to be elected to the Board of Directors at an annual meeting is greater than the number of directors whose terms expire on the date of the annual meeting and there is no public announcement by the Corporation naming all of the nominees for the additional directors to be elected or specifying the size of the increased Board of Directors before the close of business on the 90th day prior to the anniversary date of the immediately preceding annual meeting of shareholders, a shareholder's notice required by this Section 2.15 shall also be considered timely, but only with respect to nominees for the additional directorships created by such increase that are to be filled by election at such annual meeting, if it shall be received by the Secretary at the principal executive office of the Corporation not later than the close of business on the tenth day following the date on which such public announcement was first made by the Corporation.

(d) To be in proper written form, a shareholder's notice to the Secretary must (i) set forth as to each person whom the shareholder proposes to nominate for election as a director (A) the name, age, business address and residence address of the person, (B) the principal occupation or employment of the person, (C) the class or series and number of shares of capital stock of the Corporation that are owned beneficially or of record by the person, (D) any other information relating to the person that would be required to be disclosed in a proxy statement required to be made in connection with solicitations of proxies in an election contest pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder and (E) a complete and accurate description of all direct and indirect compensation and other material monetary agreements, arrangements, and understandings (whether written or oral) during the past three years, and any other material relationships between or among such shareholder and beneficial owner, if any, and their respective Affiliates and Associates, on the one hand, and each proposed nominee, and his or her respective Affiliates and Associates, on the other hand, including all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K of the Securities Act of 1933, as amended, if the shareholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any Affiliate or Associate thereof, were the "registrant" for purposes of such rule and the nominee were a director or executive officer of such registrant; and (ii) be accompanied by (A) a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected and (B) a completed signed questionnaire and written representation and agreement, as required by Section 2.15(g). The Corporation may require any proposed nominee to furnish such other information as the Corporation may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation and that the Corporation believes could be material to a reasonable shareholder's understanding of the independence (both from management and from the shareholder and beneficial owner, if any) and qualifications of such proposed nominee. As to the shareholder giving the notice and each beneficial owner, if any, on whose behalf the nomination is made (including any Affiliate or Associate), such shareholder's notice must set forth: (I) the information required by Section 2.14(a)(ii)(I) through (II) and (IV) through (VIII) of these Bylaws, (II) a description of all arrangements or understandings relating to the nomination to be made by such shareholder among such shareholder, the beneficial owner, if any, on whose behalf the nomination is made, and any of their respective Affiliates or Associates, each proposed nominee and any other person or persons (including their names), (III) a representation that such shareholder (or a qualified representative of such shareholder) intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and a representation that such beneficial owner, if any, is the beneficial owner of stock of the Corporation and (IV) any other information relating to such shareholder and the beneficial owner, if any, on whose behalf the nomination is made that would be required to be disclosed in a proxy statement required to be made in connection with solicitations of proxies in an election contest pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. A shareholder providing notice of any nomination proposed to be brought before a meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.15(d) shall be true and correct in all material respects as of the record date for the meeting and as of the date that is ten Business Days prior to the meeting or any adjournment, recess, rescheduling, or postponement thereof. Such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive office of the Corporation (x) not later than five Business Days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date) and (y) not later than seven Business Days prior to the date for the meeting or any adjournment, recess, rescheduling, or postponement thereof (in the case of the update and supplement required to be made as of ten Business Days prior to the meeting or any adjournment, recess, rescheduling, or postponement thereof).

(e) If the Board of Directors or the chairperson of the meeting of shareholders determines that any nomination was not made in accordance with the provisions of this Section 2.15, or that the information provided in a shareholder's notice does not satisfy the information requirements of this Section 2.15, then such nomination shall not be considered at the meeting in question. Notwithstanding the foregoing provisions of this Section 2.15, if the shareholder (or a qualified representative of the shareholder) does not appear at the meeting of shareholders of the Corporation to present the nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such nomination may have been received by the Corporation.

(f) In addition to the provisions of this Section 2.15, a shareholder shall also comply with all of the applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder related to the submission of director nominations and related solicitation of proxies. Nothing in this Section 2.15 shall be deemed to affect any rights of the holders of preferred stock to elect directors pursuant to the Certificate of Formation.

(g) To be eligible to be a nominee for election or reelection as a director of the Corporation pursuant to this Section 2.15, a proposed nominee must deliver (in accordance with the time periods prescribed for delivery of notice under these Bylaws and applicable law) to the Secretary at the principal executive office of the Corporation (i) a written questionnaire (in the form provided by the Secretary upon written request by a shareholder of record) with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made and (ii) a written representation and agreement (in the form provided by the Secretary upon written request by a shareholder of record) that such person (A) is not and will not become a party to (I) any agreement, arrangement, or understanding (whether written or oral) with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote in such capacity on any issue or question (a "Voting Commitment") that has not been disclosed to the Corporation or (II) any Voting Commitment that could limit or interfere with such person's ability to comply, if elected as a director of the Corporation, with such person's fiduciary duties under applicable law; (B) is not and will not become a party to any agreement, arrangement, or understanding (whether written or oral) with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement, or indemnification in connection with such person's nomination, candidacy, service, or action as a director of the Corporation that has not been disclosed to the Corporation; and (C) would be in compliance, if elected as a director of the Corporation, and will comply with all applicable law, applicable stock exchange rules, the Corporation's Code of Business Conduct and Ethics, and any other policies and guidelines of the Corporation applicable to members of the Board of Directors and any applicable Board of Directors committee(s).

(h) Notwithstanding anything herein to the contrary, if (i) any shareholder providing notice pursuant to this Section 2.15 or each beneficial owner, if any, on whose behalf the nomination is made (including any Affiliate or Associate) provides notice pursuant to Rule 14a-19(b) under the Exchange Act with respect to any proposed nominee and (ii) (A) such person subsequently either (I) notifies the Corporation that such person no longer intends to solicit proxies in support of the election or reelection of such proposed nominee in accordance with Rule 14a-19(b) under the Exchange Act or (II) fails to comply with the requirements of Rule 14a-19(a)(2) or Rule 14a-19(a)(3) under the Exchange Act (or fails to timely provide reasonable evidence sufficient to satisfy the Corporation that such person has met the requirements of Rule 14a-19(a)(3) under the Exchange Act in accordance with the following sentence) and (B) no other shareholder that has provided notice pursuant to this Section 2.15 or any beneficial owner, if any, on whose behalf the nomination was made (including any Affiliate or Associate) has provided notice pursuant to Rule 14a-19(b) under the Exchange Act with respect to such proposed nominee (I) to the Corporation's knowledge based on information provided pursuant to Rule 14a-19 under the Exchange Act or these Bylaws, still intends to solicit proxies in support of the election or reelection of such proposed nominee in accordance with Rule 14a-19(b) under the Exchange Act and (II) has complied with the requirements of Rule 14a-19(a)(2) and Rule 14a-19(a)(3) under the Exchange Act and the requirements set forth in the following sentence, then the nomination of such proposed nominee shall be disregarded and no vote on the election of such proposed nominee shall occur (notwithstanding that proxies in respect of such vote may have been received by the Corporation). Upon request by the Corporation, if any shareholder providing notice pursuant to this Section 2.15 or each beneficial owner, if any, on whose behalf the nomination is made (including any Affiliate or Associate) provides notice pursuant to Rule 14a-19(b) under the Exchange Act, such person shall deliver to the Secretary, no later than five Business Days prior to the applicable meeting date, reasonable evidence that the requirements of Rule 14a-19(a)(3) under the Exchange Act have been satisfied.

ARTICLE 3
DIRECTORS

3.1 General Powers

The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, except as may be otherwise provided in the TBOC or the Certificate of Formation.

3.2 Number and Tenure

The Board of Directors shall consist of one or more members, each of whom shall be a natural person. Directors need not be shareholders of the Corporation. Unless the Certificate of Formation fixes the number of directors, the number of directors shall be determined from time to time solely by resolution of the Board of Directors. No reduction of the authorized number of directors shall have the effect of removing any director before that director's term of office expires.

The directors shall be elected at each annual meeting of the shareholders, except as provided in Section 3.3, and each director elected shall hold office until the next succeeding annual meeting and until such director's successor is duly elected and qualified, or until such director's earlier death, resignation or removal; provided, however, that if the directors are divided into classes, a director so elected shall hold office until the next election of the class for which such director has been elected and until his or her successor is duly elected and qualified, or until their earlier death, resignation or removal.

3.3 Resignation and Vacancies

Any director may resign at any time upon notice given in writing or by electronic transmission to the Corporation; provided, however, that if such notice is given by electronic transmission, such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the director. A resignation is effective when the resignation is received by the Corporation unless the resignation specifies a later effective date or an effective date determined upon the occurrence of a future event. Acceptance of such resignation shall not be necessary to make it effective. A resignation which is conditioned upon the director failing to receive a specified vote for reelection as a director may provide that it is irrevocable. Unless otherwise provided in the Certificate of Formation or these Bylaws, when one or more directors resign from the Board of Directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, with such appointments to take effect when such resignation or resignations shall become effective.

Except as otherwise provided by the TBOC and subject to the rights granted to one or more series of preferred stock then outstanding, vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and qualified, or until their earlier death, resignation or removal; provided, however, that if the directors are divided into classes, a director so appointed to fill a vacancy or newly created directorship shall hold office until the next election of the class for which such director has been appointed and until his or her successor is duly elected and qualified, or until their earlier death, resignation or removal. Notwithstanding the foregoing, except as may be permitted under the TBOC, during the period between two successive annual meetings of shareholders, the Board of Directors may not fill more than two vacancies created by an increase in the number of directors. If there are no directors in office, then an election of directors may be held in the manner provided by the TBOC.

3.4 Removal

At any meeting of shareholders called expressly for the purpose of removing a director or directors, any director or the Whole Board may be removed, but for cause only (removal of directors without cause being expressly prohibited), by a vote of the holders of at least two-thirds of the voting power of all of the shares then entitled to vote in the election of directors, voting together as a single class. For purposes of these Bylaws, the term "Whole Board" shall mean the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships.

3.5 Location of Meetings; Meetings by Telephone

The Board of Directors may hold meetings, both regular and special, either within or without the State of Texas.

Unless otherwise restricted by the Certificate of Formation or these Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting had not been lawfully called or convened.

3.6 Regular Meetings

Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by resolution of the Board of Directors.

3.7 Special Meetings; Notice

Special meetings of the Board of Directors for any purpose or purposes may be called at any time by the Chairperson of the Board of Directors, the Chief Executive Officer, the President, the Secretary or upon written request of two or more directors, at such times and places as he or she or they shall designate.

Notice of the time and place of special meetings shall be (a) delivered personally by hand, by courier or by telephone; (b) sent by United States first-class mail, postage prepaid; or (c) if the director has consented, sent by electronic mail, directed to each director at that director's address, telephone number or electronic mail address, as the case may be, as shown on the Corporation's records.

If the notice is delivered personally by hand, delivered by courier or by telephone, or sent by electronic mail, it shall be delivered or sent at least 24 hours before the time of the holding of the meeting. If the notice is sent by United States mail, it shall be deposited in the United States mail at least four days before the time of the holding of the meeting. Any oral notice may be communicated to the director. The notice need not specify the place of the meeting (if the meeting is to be held at the Corporation's principal executive office) nor the purpose of the meeting.

3.8 Quorum; Voting

At all meetings of the Board of Directors, a majority of the Independent Directors then in office shall constitute a quorum for the transaction of business, provided that such majority constitutes at least one-third of the Whole Board (or, if lower, the minimum number of directors required for a quorum under the TBOC). If a quorum is not present at any meeting of the Board of Directors, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting. As used herein, "Independent Directors" means directors who are "independent" under applicable rules and regulations of the national securities exchange (as defined in Section 1.002(55-a) of the TBOC) on which the Corporation's common stock, par value $0.0001 per share, is listed or was most recently listed.

The vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute, the Certificate of Formation or these Bylaws. To the maximum extent permitted by the TBOC, in the event a director or directors abstain or are disqualified from a vote, the majority vote of the director or the directors not abstaining or disqualified from voting, whether or not such director or directors constitute a quorum, shall be the act of the Board of Directors.

3.9 Action by Board or Committees Without a Meeting

Unless otherwise restricted by the Certificate of Formation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

3.10 Committees

The Board of Directors may, by resolution passed by a majority of the Whole Board, designate committees, each committee to consist of one or more directors of the Corporation, which committees will have such power and authority and will perform such functions as may be provided in such resolution. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting. Any such committee, to the extent provided in the resolution of the Board of Directors establishing such committee or as otherwise provided in these Bylaws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, subject to the limitations set forth in the TBOC. Committees shall consist solely of Independent Directors.

3.11 Compensation of Directors

The Board of Directors shall have authority to fix the compensation of directors, including fees and reimbursement of expenses.

ARTICLE 4
OFFICERS

4.1 Positions and Appointment

The officers of the Corporation shall be a Chief Executive Officer, a President, a Chief Financial Officer and a Secretary. The Board of Directors may, by resolution, designate the Chairperson of the Board of Directors as an officer. In accordance with Section 4.1(f), the Board of Directors may, by resolution, appoint other officers and delegate to any officer of the Corporation the power to appoint and remove the other officers referenced in Section 4.1(f). Any two (2) or more offices may be held by the same person but no officer may act in more than one capacity when action of two or more officers is required. The Board of Directors may, by resolution, appoint two (2) persons to the same office, such that an officer position may be filled by two (2) individuals serving simultaneously, with the titles of such persons to be as designated by the Board of Directors. In case any officer is absent, or for any other reason that the Board of Directors may deem sufficient, the Chief Executive Officer or the President or the Board of Directors may delegate for the time being the powers or duties of such officer to any other officer.

(a) Chief Executive Officer. The Chief Executive Officer of the Corporation (the "Chief Executive Officer") shall perform such duties as may be assigned to him or her from time to time by the Board of Directors. Subject to the direction of the Board of Directors, he or she shall have, and exercise, direct charge of, and general supervision over, the business and affairs of the Corporation and shall be its chief policy making officer. He or she shall from time to time report to the Board of Directors all matters within his or her knowledge that the interests of the Corporation may require to be brought to its notice, and shall also have such other powers and perform such other duties as may be specifically assigned to him or her from time to time by the Board of Directors. The Chief Executive Officer shall see that all resolutions and orders of the Board of Directors are carried into effect, and in connection with the foregoing, shall be authorized to delegate to the other officers such of his or her powers and such of his or her duties as he or she may deem to be advisable. The Chief Executive Officer shall possess the power to sign all contracts, certificates and other instruments of the Corporation as the Board of Directors from time to time may prescribe.

(b) President. The President of the Corporation (the "President") shall perform such duties as may be assigned to him or her from time to time by the Board of Directors. Subject to the direction of the Board of Directors, he or she shall perform all duties incident to the office of a president in a corporation organized under the TBOC. The President shall see that all resolutions and orders of the Board of Directors are carried into effect, and in connection with the foregoing, shall be authorized to delegate to the other officers such of his or her powers and such of his or her duties as he or she may deem to be advisable. The President may execute and deliver certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts or other instruments that the Board of Directors has authorized to be executed and delivered, except in cases where the execution and delivery thereof shall be expressly delegated solely to another officer or delivery thereof shall be otherwise required by law to be executed and delivered by another person.

(c) Chief Financial Officer. The Chief Financial Officer of the Corporation (the "Chief Financial Officer") shall be the principal financial officer of the Corporation. The Chief Financial Officer shall exercise such powers and perform such duties as generally pertain or are necessarily incident to his or her office and shall perform such other duties as may be assigned to him or her from time to time by the Board of Directors, the Chief Executive Officer or the President.

(d) Secretary. The Secretary of the Corporation (the "Secretary") shall attend all meetings of the Board of Directors and all meetings of shareholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose and shall perform like duties for any committee when required. He or she shall give, or cause to be given, notice of all meetings of shareholders and, when necessary, special meetings of the Board of Directors. The Secretary shall exercise such powers and perform such duties as generally pertain or are necessarily incident to his or her office, and he or she shall perform such other duties as may be assigned to him or her from time to time by the Board of Directors, the Chief Executive Officer or the President. If the Secretary shall be unable or shall refuse to cause to be given notice of all meetings of the shareholders and special meetings of the Board of Directors, then either the Board of Directors or the Chairperson of the Board of Directors may choose another officer to cause such notice to be given. The Secretary shall have custody of the seal of the Corporation and the Secretary shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his or her signature.

(e) Other Officers; Delegation of Power. In addition to the officers enumerated in this Section 4.1, the Board of Directors may, by resolution, appoint such other officers as the Board of Directors may deem necessary, each of whom shall have the powers and duties assigned to him or her from time to time by the Board of Directors, the Chief Executive Officer or the President. The Board of Directors may delegate to any officer of the Corporation the power to appoint and to remove any such other officers and to prescribe their respective powers and duties.

4.2 Term; Vacancies

Each officer of the Corporation shall hold office until his or her successor is appointed, or until his or her earlier death, resignation or removal. Any vacancy in any office shall be filled in such manner as the Board of Directors shall determine.

4.3 Removal

Any officer may be removed, with or without cause, at any time, by resolution adopted by the Board of Directors or by other officers upon whom such power of removal may have been conferred by the Board of Directors. The removal of an officer shall be without prejudice to such officer's contract rights, if any.

4.4 Resignations

Any officer may resign at any time by giving notice in writing or by electronic transmission to the Board of Directors (or to an officer if the Board of Directors has delegated to such officer the power to appoint and to remove such officer). The resignation of any officer shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

4.5 Compensation

Compensation of all executive officers shall be approved by the Board of Directors, and no officer shall be prevented from receiving such compensation by virtue of his or her also being a director of the Corporation; provided, however, that compensation of some or all executive officers may be determined by a committee established for that purpose if so authorized by the Board of Directors or as required by applicable law or any applicable rule or regulation, including any rule or regulation of any stock exchange upon which the Corporation's securities are then listed for trading.

ARTICLE 5
CERTIFICATES OF SHARES AND THEIR TRANSFER

5.1 Certificates for Shares

Shares of capital stock of the Corporation may, but shall not be required to, be issued in certificated form. If such stock is certificated, such certificates shall be numbered and shall be entered in the books of the Corporation as they are issued, and shall be signed by the Chief Executive Officer or the President of the Corporation and the Secretary of the Corporation or other such officers as determined by the Board of Directors, and may be sealed with the seal of the Corporation or a facsimile thereof.

If the Corporation is authorized to issue shares of more than one class of stock or more than one series of any class, there shall be set forth upon the face or back of the certificate, or the certificate shall have a statement that the Corporation will furnish to any shareholder upon request and without charge, a full statement of all of the powers, designations, preferences, and rights of the shares of each class authorized to be issued and the qualifications, limitations or restrictions thereof, and, if the Corporation is authorized to issue any preferred or special class in series, the variations in the relative rights and preferences between the shares of each such series so far as the same have been fixed and determined, and the authority of the Board of Directors to fix and determine the relative rights and preferences of subsequent series. Each certificate representing shares shall state upon the face thereof that the Corporation is organized under the laws of the State of Texas, the name of the person to whom issued, the number and the class and the designation of the series, if any, which such certificate represents and the par value or a statement that the shares are without par value. No shares of capital stock shall be issued until the consideration therefor has been fully paid.

5.2 Transfer Agent

If a certificate is countersigned (a) by a transfer agent other than the Corporation or its employee, or (b) by a registrar other than the Corporation or its employee, any other signature on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

5.3 Lost, Stolen or Destroyed Certificates

The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his or her legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

5.4 Transfers of Shares

Transfers of shares of capital stock of the Corporation shall be made only on the books of the Corporation by the holder thereof, or by his or her attorney thereunto authorized by a power of attorney duly executed and filed with the Secretary of the Corporation or a transfer agent of the Corporation, if any, and on surrender of the certificate or certificates for such shares properly endorsed.

5.5 Registered Shareholders

The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the TBOC.

ARTICLE 6
GENERAL PROVISIONS

6.1 Execution of Corporate Contracts and Instruments

Except as otherwise provided by law, the Certificate of Formation or these Bylaws, the Board of Directors may authorize any officer or officers, or agent or agents, to enter into any contract or execute any document or instrument in the name of and on behalf of the Corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

6.2 Dividends

Dividends upon capital stock of the Corporation, subject to the provisions of the TBOC and of the Certificate of Formation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to the TBOC. Dividends may be paid in cash, in property, or in shares of capital stock, subject to the provisions of the Certificate of Formation.

6.3 Fiscal Year

The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

6.4 Corporate Seal

The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Texas." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

6.5 Derivative Proceedings

During any time that the Corporation's common stock, par value $0.0001 per share, is listed on a national securities exchange (as defined in Section 1.002(55-a) of the TBOC) or has 500 or more shareholders, no shareholder (as defined in Section 21.551(2) of the TBOC) of the Corporation may institute or maintain a derivative proceeding in the right of the Corporation unless such shareholder, at the time the derivative proceeding is instituted, holds at least 3% of the outstanding shares of the Corporation.

ARTICLE 7
INDEMNIFICATION

7.1 Indemnification of Directors and Officers

Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter, a "proceeding"), by reason of the fact that such person is or was a director or officer of the Corporation or, while serving as a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, agent or other representative (as defined in the TBOC) of another corporation or of a partnership, joint venture, trust or other enterprise or organization, including service with respect to an employee benefit plan (hereinafter, an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director or officer of the Corporation or in any other capacity while serving as a director or officer of the Corporation, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the TBOC, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expenses, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director or officer of the Corporation and shall inure to the benefit of the indemnitee's heirs, executors and administrators; provided, however, that, except as provided in Section 7.3 with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors. The rights to indemnification conferred in this Section 7.1 shall be a contract right.

7.2 Advance Payment of Expenses

The Audit Committee of the Board of Directors may, but shall not be required to, cause the Corporation to pay expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter, an "advancement of expenses"); provided, however, that, if the TBOC requires, an advancement of expenses incurred by an indemnitee shall be made only after delivery to the Corporation of (a) a written affirmation by the indemnitee of the indemnitee's good faith belief that the indemnitee has met the standard of conduct necessary for indemnification under the TBOC and (b) a written undertaking (hereinafter, an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial determination from which there is no further right to appeal (hereinafter, a "final adjudication") or otherwise in accordance with the TBOC that such indemnitee has not met that standard necessary for indemnification under the TBOC or that indemnification is prohibited by the TBOC.

7.3 Determination of Right to Indemnification

If a claim under Section 7.1 or Section 7.2 is not paid in full by the Corporation within 60 days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by an indemnitee to enforce a right to an advancement of expenses), it shall be a defense that the indemnitee has not met any applicable standard for indemnification set forth in the TBOC. In any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that the indemnitee has not met any applicable standard for indemnification set forth in the TBOC. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the TBOC, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its shareholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, shall be a defense to such suit. In any suit brought by the indemnitee to enforce a right of indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not to be indemnified, or to such advancement of expenses, under this Article 7 or otherwise shall be on the Corporation.

7.4 Non-Exclusivity of Rights

The rights to indemnification and to the advancement of expenses conferred in this Article 7 shall not be exclusive of any other right which any person may have or hereafter acquire under the Corporation's Certificate of Formation or any statute, agreement, vote of shareholders or disinterested directors or otherwise.

7.5 Insurance

The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or any Corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the TBOC.

7.6 Indemnification of Others

The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and rights to advancement of expenses to any current or former employee or agent of the Corporation with the same or lesser scope and effect as the foregoing indemnification of, and advancement of expenses to, current and former directors and officers of the Corporation.

7.7 Survival

The rights to indemnification and advancement of expenses conferred by this Article 7 shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

7.8 Amendments

Any repeal or amendment of this Article 7 by the Board of Directors or the shareholders of the Corporation or by changes in applicable law, or the adoption of any other provision of these Bylaws inconsistent with this Article 7, will, to the extent permitted by applicable law, be prospective only (except to the extent such amendment or change in applicable law permits the Corporation to provide broader indemnification rights to indemnitees on a retroactive basis than permitted prior thereto), and will not in any way diminish or adversely affect any right or protection existing hereunder in respect of any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision; provided, however, that amendments or repeals of this Article 7 shall require the affirmative vote of the shareholders holding at least two-thirds of the voting power of all outstanding shares of capital stock of the Corporation.

7.9 Severability

If any provision or provisions of this Article 7 shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Article 7 shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Article 7 (including each such portion of this Article 7 containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

ARTICLE 8
AMENDMENTS

The Board of Directors is expressly authorized and empowered to alter, amend and repeal these Bylaws or adopt new Bylaws. Except as otherwise provided in these Bylaws or the Certificate of Formation, the shareholders may, by the vote of the holders of not less than two-thirds of all shares of capital stock of the Corporation entitled to vote in the election of directors, as one class, make additional bylaws and alter, amend and repeal any bylaws, whether such bylaws were originally adopted by the shareholders or otherwise.